Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Oak Valley Bancorp of our report dated March 15, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Oak Valley Bancorp and subsidiaries which report appears in the Annual Report on Form 10-K of Oak Valley Bancorp for the year ended December 31, 2017.

/s/ Moss Adams LLP

Los Angeles, California

June 28, 2018